Hillman’s Board of Directors Approves $100 Million Share Repurchase Program

Share Repurchase Program is Hillman’s first since becoming public in 2021

CINCINNATI, August 5, 2025 -- Hillman Solutions Corp. (Nasdaq: HLMN) (the “Company” or “Hillman”), a leading provider of hardware products and merchandising solutions, announced that its Board of Directors has authorized an initial share repurchase program (“SRP”) for up to $100 million of the Company’s outstanding common stock.

This new authorization permits shares of common stock to be repurchased from time to time at management's discretion, through a variety of methods, including a 10b5-1 trading plan, open market purchases, privately negotiated transactions or transactions otherwise in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended.

This is the first SRP that Hillman has implemented since becoming publicly traded in 2021.

Jon Michael Adinolfi, Hillman’s President and CEO commented: “We have made great progress improving our balance sheet over the past few years, and now feel it prudent to put a share repurchase program in place. The SRP gives us the opportunity to buy back stock while we continue to invest in organic growth opportunities, pay down debt, and grow through acquisition."

About Hillman Solutions Corp.
Hillman Solutions Corp. (“Hillman”) is a leading provider of hardware-related products and solutions to home improvement, hardware, and farm and fleet retailers across North America. Renowned for its commitment to customer service, Hillman has differentiated itself with its competitive moat built on direct-to-store shipping, a dedicated in-store sales and service team of over 1,200 professionals, and over 60 years of product and industry experience. Hillman’s extensive portfolio includes hardware solutions (fasteners, screws, nuts and bolts), protective solutions (work gloves, jobsite storage and protective gear), and robotic and digital solutions (key duplication and tag engraving). Leveraging its world-class distribution network, Hillman regularly earns vendor of the year recognition from top customers. For more information on Hillman, visit www.hillman.com.

Forward-Looking Statements
All statements made in this press release that are considered to be forward-looking are made in good faith by the Company and are intended to qualify for the safe harbor from liability established by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. You should not rely on these forward-looking statements as predictions of future events. Words such as

"expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," “target”, “goal”, "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) unfavorable economic conditions that may affect our and our customers’, suppliers’ and other business partners’ operations, financial condition and cash flows including spending on home renovation or construction projects, inflation, recessions, instability in the financial markets or credit markets; (2) increased supply chain costs, including tariffs, raw materials, sourcing, transportation and energy; (3) the highly competitive nature of the markets that we serve; (4) the ability to continue to innovate with new products and services; (5) seasonality; (6) large customer concentration; (7) the ability to recruit and retain qualified employees; (8) the outcome of any legal proceedings that may be instituted against the Company; (9) adverse changes in currency exchange rates; or (10) regulatory changes and potential legislation that could adversely impact financial results. The foregoing list of factors is not exclusive, and readers should also refer to those risks that are included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Annual Report on Form 10-K filed on February 20, 2025. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward looking statements.
Except as required by applicable law, the Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements in this communication to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contact:

Investors
Michael Koehler
Vice President of Investor Relations & Treasury
513-826-5495
IR@hillmangroup.com

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